UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) _ April 8, 2010_

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code   (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2010, the stockholders of Photronics, Inc. (the “Company”) approved an amendment to the Company’s Employee Stock Purchase Plan to increase the number of authorized shares of Common Stock Available for issuance from 900,000 to 1,200,000 and amendment to the Company’s 2007 Long Term Equity Incentive Plan to increase the number of shares available for issuance under the plan from 3 million to 6 million and the amount of restricted stock allowed to be issued thereunder from 10% to 15%.

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 8, 2010 the Company held its annual meeting of stockholders (the “Annual Meeting”) in Brookfield, Connecticut. At the Annual Meeting, the Company’s stockholders approved four (4) proposals. The proposals are described in detail in the Proxy Statement.

Proposal 1.

The Company’s stockholders elected six (6) individuals to the Board of Directors below:

Name	Votes For	Votes Withheld	Broker Non-Votes

Walter Fiederowicz	36,458,556	1,402,252	7,835,915
Joseph Fiorita	36,381,098	1,479,710	7,835,915
Constantine Macricostas	36,445,561	1,415,247	7,835,915
George Macricostas	36,304,496	1,556,312	7,835,915
Willem Maris	36,667,159	1,193,649	7,835,915
Mitchell Tyson	35,998,080	1,862,728	7,835,915

Proposal 2.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2010 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,504,622	1,647,129	544,972	N/A

Proposal 3.

The Company's stockholders approved an amendment to the Company's Employee Stock Purchase Plan to increase the number of authorized shares of Common Stock available for issuance from 900,000 to 1,200,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,195,219	592,711	72,878	7,835,915

Proposal 4.

The Company's stockholders approved an amendment to the Company's 2007 Long Term Equity Incentive Plan to increase the number of shares available for issuance under the Plan from 3 million to 6 million and the amount of restricted stock allowed to be issued thereunder from 10% to 15%.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,112,130	6,620,144	128,534	7,835,915

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	April 14, 2010	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.